Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Reports Fourth Quarter and Fiscal Year 2022 Results

WESTFORD, Mass., February 15, 2023 - Kadant Inc. (NYSE: KAI) reported its financial results for the fourth quarter and fiscal year ended December 31, 2022.

Fourth Quarter Financial Highlights
•Revenue increased 6% to $232 million*
•Bookings decreased 7% to $215 million
•Net income increased 8% to $26 million
•GAAP diluted EPS increased 8% to $2.23
•Adjusted diluted EPS increased 1% to $2.33
•Adjusted EBITDA increased 10% to $50 million* and represented 21.3%* of revenue
•Operating cash flow decreased 42% to $35 million

Fiscal Year Financial Highlights
•Revenue increased 15% to $905 million*
•Bookings increased 7% to $958 million*
•Net income increased 44% to $121 million*
•GAAP diluted EPS increased 44% to $10.35*
•Adjusted diluted EPS increased 18% to $9.24*
•Adjusted EBITDA increased 19% to $189 million* and represented 20.9%* of revenue
•Operating cash flow decreased 37% to $103 million
•Ending backlog was $345 million

Note: An * above indicates record achieved. Percent changes above are based on comparison to the prior year period. Adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“The fourth quarter contributed to a record-setting year for Kadant,” said Jeffrey L. Powell, president and chief executive officer of Kadant Inc. “Despite the challenges brought about by macroeconomic headwinds and lingering supply chain constraints, we had another well-executed quarter which led to a fifth consecutive quarterly record for adjusted EBITDA.

“Strong capital project activity in the first half of the year and robust aftermarket demand led to record revenue in the fourth quarter and full-year. For the full-year 2022, our GAAP diluted EPS increased 44 percent to $10.35 and adjusted diluted EPS was up 18 percent to $9.24. Our global team performed exceptionally well under challenging conditions, and they deserve a lot of credit for the results we achieved in 2022.”

Fourth Quarter 2022 compared to 2021
Revenue increased six percent to a record $232.1 million compared to $218.5 million in 2021. Organic revenue increased 13 percent, which excludes a seven percent decrease from the unfavorable effect of foreign currency translation. Gross profit margin increased to 43.1 percent compared to 42.4 percent in 2021.

Kadant Reports Fourth Quarter and Fiscal 2022 Results
February 15, 2023

GAAP diluted earnings per share (EPS) increased eight percent to $2.23 compared to $2.07 in 2021 and adjusted diluted EPS increased one percent to $2.33. Adjusted diluted EPS excludes $0.09 of impairment and restructuring costs and $0.01 of acquisition costs in 2022. Adjusted diluted EPS excludes $0.23 of acquisition-related costs, $0.08 of impairment and restructuring costs, a $0.04 discrete tax benefit, and a $0.03 gain on the sale of a building in 2021. Net income increased eight percent to $26.1 million compared to $24.2 million in 2021. Adjusted EBITDA increased 10 percent to a record $49.5 million and represented 21.3 percent of revenue compared to $44.8 million and 20.5 percent of revenue in the prior year quarter. Operating cash flow decreased 42 percent to $35.2 million compared to $61.0 million in 2021 due to an increase in working capital.

Bookings decreased seven percent to $215.3 million compared to $230.8 million in 2021. Organic bookings decreased one percent, which excludes a six percent decrease from the unfavorable effect of foreign currency translation.

Fiscal Year 2022 compared to 2021
Revenue increased 15 percent to a record $904.7 million compared to $786.6 million in 2021. Organic revenue increased 15 percent, which excludes a five percent increase from acquisitions and a five percent decrease from the unfavorable effect of foreign currency translation. Gross profit margin increased to 43.1 percent compared to 42.9 percent in 2021.

GAAP diluted EPS increased 44 percent to a record $10.35 compared to $7.21 in 2021. Adjusted diluted EPS increased 18 percent to a record $9.24 compared to $7.83 in 2021. Adjusted diluted EPS excludes a $1.30 gain on sale of a facility, $0.11 of impairment and restructuring costs, and $0.07 of acquisition-related costs in 2022. Adjusted diluted EPS excludes $0.60 of acquisition-related costs, $0.08 of impairment and restructuring costs, a $0.04 discrete tax benefit, and a $0.03 gain on the sale of a building in 2021. Net income increased 44 percent to $120.9 million compared to $84.0 million in 2021. Adjusted EBITDA increased 19 percent to a record $189.1 million and represented a record 20.9 percent of revenue compared to $159.4 million and 20.3 percent of revenue in the prior year. Operating cash flow decreased 37 percent to $102.6 million compared to $162.4 million in 2021 primarily due to purchases of inventory to support our record backlog.

Bookings increased seven percent to a record $958.2 million compared to $893.2 million in 2021. Organic bookings increased six percent, which excludes a six percent increase from acquisitions and a five percent decrease from the unfavorable effect of foreign currency translation.

Summary and Outlook
“Our strong backlog at the end of 2022 positions us well for a solid start to 2023,” Mr. Powell continued. "While ongoing project activity is healthy, there is uncertainty in the latter half of the year as central banks work to ease inflationary pressures. For 2023, we expect revenue of $900 to $925 million, GAAP diluted EPS of $8.72 to $8.97, and excluding $0.08 per diluted share of estimated moving costs related to the relocation of one of our Chinese facilities, adjusted diluted EPS of $8.80 to $9.05. For the first quarter of 2023, we expect GAAP diluted EPS of $2.08 to $2.20 on revenue of $217 to $223 million."

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Thursday, February 16, 2023, at 11:00 a.m. eastern time to discuss its fourth quarter and full-year performance, as well as future expectations. To listen to the call live and view the webcast, go to the “Investors” section of the Company’s website at www.kadant.com. Participants interested in joining the call’s live question and answer session are required to register by visiting https://register.vevent.com/register/BI851adff23e3d4042904cdbe6900d4281 or selecting the Q&A link on our website to receive a dial-in number and unique PIN. It is recommended that you join the call 10 minutes prior to the start of the event. A replay of the webcast presentation will be available on our website through March 17, 2023.

Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. After the webcast, Kadant

Kadant Reports Fourth Quarter and Fiscal 2022 Results
February 15, 2023

will post its updated general investor presentation incorporating the fourth quarter and full-year results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted operating income, adjusted net income, adjusted diluted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We use organic revenue to understand our trends and to forecast and evaluate our financial performance and compare revenue to prior periods. Organic revenue excludes revenue from acquisitions for the four quarterly reporting periods following the date of the acquisition and the effect of foreign currency translation. Revenue in the fourth quarter of 2022 included a $14.1 million unfavorable foreign currency translation effect. Revenue in 2022 included $40.1 million from acquisitions and a $41.1 million unfavorable foreign currency translation effect. Our other non-GAAP financial measures exclude impairment and restructuring costs, acquisition costs, amortization expense related to acquired profit in inventory and backlog, discrete tax items, and certain gains or losses, as indicated. Collectively, these items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, expenditures or income, or none at all. Additionally, we use free cash flow in order to provide insight on our ability to generate cash for acquisitions and debt repayments, as well as for other investing and financing activities.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Fourth Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax gain on sale of $0.5 million in 2021.
•Pre-tax acquisition costs of $0.2 million in 2022 and $1.0 million in 2021.
•Pre-tax indemnification asset reversals of $0.7 million in 2022.
•Pre-tax impairment and restructuring costs of $1.1 million in 2022 and $1.0 million in 2021.
•Pre-tax expense related to amortization of acquired profit in inventory and backlog of $2.7 million in 2021.

Adjusted net income and adjusted diluted EPS exclude:
•After-tax gain on sale of $0.4 million ($0.5 million net of tax of $0.1 million) in 2021.
•After-tax acquisition costs of $0.2 million in 2022 and $0.7 million ($1.0 million net of tax of $0.3 million) in 2021.
•After-tax impairment and restructuring costs of $1.1 million in 2022 and $1.0 million in 2021.
•After-tax expense related to amortization of acquired profit in inventory and backlog of $2.0 million ($2.7 million net of tax of $0.7 million) in 2021.

Kadant Reports Fourth Quarter and Fiscal 2022 Results
February 15, 2023

•A discrete tax benefit of $0.4 million in 2021.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $12.0 million in 2022 and $5.1 million in 2021.

Fiscal Year
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax gain on the sale of a facility of $20.2 million in 2022 and $0.5 million in 2021.
•Pre-tax acquisition costs of $0.7 million in 2022 and $3.7 million in 2021.
•Pre-tax indemnification asset reversals of $1.3 million in 2022.
•Pre-tax impairment and restructuring costs of $1.3 million in 2022 and $1.0 million in 2021.
•Pre-tax expense related to amortization of acquired profit in inventory and backlog of $0.5 million in 2022 and $5.6 million in 2021.

Adjusted net income and adjusted diluted EPS exclude:
•After-tax gain on the sale of a facility of $15.1 million ($20.2 million net of tax of $5.1 million) in 2022 and $0.4 million ($0.5 million net of tax of $0.1 million) in 2021.
•After-tax acquisition costs of $0.5 million ($0.7 million net of tax of $0.2 million) in 2022 and $3.1 million ($3.7 million net of tax of $0.6 million) in 2021.
•After-tax impairment and restructuring costs of $1.3 million in 2022 and $1.0 million in 2021.
•After-tax expense related to amortization of acquired profit in inventory and backlog of $0.4 million ($0.5 million net of tax of $0.1 million) in 2022 and $4.0 ($5.6 million net of tax of $1.6 million) in 2021.
•A discrete tax benefit of $0.4 million in 2021.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $28.2 million in 2022 and $12.8 million in 2021.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

Kadant Reports Fourth Quarter and Fiscal 2022 Results
February 15, 2023

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Twelve Months Ended
Consolidated Statement of Income	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Revenue	$232,100	$218,516	$904,739	$786,579
Costs and Operating Expenses:
Cost of revenue	132,150	125,877	515,184	449,214
Selling, general, and administrative expenses	56,765	57,773	224,405	208,787
Research and development expenses	3,150	2,856	12,724	11,403
Gain on sale and other costs, net (b)	1,080	465	(18,856)	465
	193,145	186,971	733,457	669,869
Operating Income	38,955	31,545	171,282	116,710
Interest Income	254	91	904	267
Interest Expense	(2,157)	(1,324)	(6,478)	(4,821)
Other Expense, Net	(12)	(33)	(72)	(104)
Income Before Provision for Income Taxes	37,040	30,279	165,636	112,052
Provision for Income Taxes	10,831	5,919	43,906	27,171
Net Income	26,209	24,360	121,730	84,881
Net Income Attributable to Noncontrolling Interest	(130)	(203)	(802)	(838)
Net Income Attributable to Kadant	$26,079	$24,157	$120,928	$84,043

Earnings per Share Attributable to Kadant:
Basic	$2.24	$2.08	$10.38	$7.26
Diluted	$2.23	$2.07	$10.35	$7.21

Weighted Average Shares:
Basic	11,664	11,606	11,654	11,579
Diluted	11,708	11,689	11,688	11,655

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	December 31, 2022	December 31, 2022	January 1, 2022	January 1, 2022
Net Income and Diluted EPS Attributable to Kadant, as Reported	$26,079	$2.23	$24,157	$2.07
Adjustments for the Following, Net of Tax:
Gain on Sale	—	—	(391)	(0.03)
Acquisition Costs	159	0.01	725	0.06
Impairment and Restructuring Costs	1,080	0.09	980	0.08
Acquired Profit in Inventory and Backlog Amortization (c,d)	—	—	1,963	0.17
Discrete Tax Items	—	—	(419)	(0.04)
Adjusted Net Income and Adjusted Diluted EPS (a)	$27,318	$2.33	$27,015	$2.31

	Twelve Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2022	January 1, 2022	January 1, 2022
Net Income and Diluted EPS Attributable to Kadant, as Reported	$120,928	$10.35	$84,043	$7.21
Adjustments for the Following, Net of Tax:
Gain on Sale (b)	(15,143)	(1.30)	(391)	(0.03)
Acquisition Costs	494	0.04	3,050	0.26
Impairment and Restructuring Costs	1,287	0.11	980	0.08
Acquired Profit in Inventory and Backlog Amortization (c,d)	387	0.03	4,006	0.34
Discrete Tax Items	—	—	(419)	(0.04)
Adjusted Net Income and Adjusted Diluted EPS (a)	$107,953	$9.24	$91,269	$7.83

-more-

Kadant Reports Fourth Quarter and Fiscal 2022 Results
February 15, 2023

	Three Months Ended			Increase Excluding Acquisitions and FX (a,e)
Revenue by Segment	December 31, 2022	January 1, 2022	Increase (Decrease)
Flow Control	$91,181	$78,019	$13,162	$18,991
Industrial Processing	90,126	95,307	(5,181)	790
Material Handling	50,793	45,190	5,603	7,907
	$232,100	$218,516	$13,584	$27,688

Percentage of Parts and Consumables Revenue	60%	63%

	Twelve Months Ended		Increase	Increase Excluding Acquisitions and FX (a,e)
	December 31, 2022	January 1, 2022
Flow Control	$349,107	$288,788	$60,319	$52,589
Industrial Processing	353,698	328,762	24,936	40,374
Material Handling	201,934	169,029	32,905	26,196
	$904,739	$786,579	$118,160	$119,159

Percentage of Parts and Consumables Revenue	63%	65%

	Three Months Ended		Increase (Decrease)	Increase (Decrease) Excluding Acquisitions and FX (e)
Bookings by Segment	December 31, 2022	January 1, 2022
Flow Control	$78,753	$83,706	$(4,953)	$(526)
Industrial Processing	84,081	94,924	(10,843)	(4,446)
Material Handling	52,507	52,200	307	2,538
	$215,341	$230,830	$(15,489)	$(2,434)

Percentage of Parts and Consumables Bookings	62%	61%

	Twelve Months Ended		Increase (Decrease)	Increase (Decrease) Excluding Acquisitions and FX (e)
	December 31, 2022	January 1, 2022
Flow Control	$361,113	$308,185	$52,928	$42,333
Industrial Processing	378,186	402,325	(24,139)	(10,551)
Material Handling	218,915	182,668	36,247	22,865
	$958,214	$893,178	$65,036	$54,647

Percentage of Parts and Consumables Bookings	62%	59%

	Three Months Ended		Twelve Months Ended
Business Segment Information	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Gross Profit Margin:
Flow Control	51.3%	48.9%	52.0%	51.0%
Industrial Processing	40.3%	40.2%	39.2%	40.1%
Material Handling	33.1%	35.8%	34.4%	34.4%
Consolidated	43.1%	42.4%	43.1%	42.9%

-more-

Kadant Reports Fourth Quarter and Fiscal 2022 Results
February 15, 2023

	Three Months Ended		Twelve Months Ended
Business Segment Information (continued)	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Operating Income:
Flow Control	$22,636	$13,610	$89,942	$65,509
Industrial Processing (b)	18,760	22,120	89,754	66,569
Material Handling	6,154	4,602	27,644	17,543
Corporate	(8,595)	(8,787)	(36,058)	(32,911)
	$38,955	$31,545	$171,282	$116,710

Adjusted Operating Income (a,f):
Flow Control	$23,873	$16,839	$91,505	$72,680
Industrial Processing	19,344	21,655	70,905	66,277
Material Handling	6,336	6,042	28,543	20,394
Corporate	(8,595)	(8,787)	(36,058)	(32,911)
	$40,958	$35,749	$154,895	$126,440

Capital Expenditures:
Flow Control	$2,001	$2,298	$4,425	$4,128
Industrial Processing (h)	8,458	1,692	20,137	6,412
Material Handling	1,494	1,090	3,575	2,211
Corporate	55	3	62	20
	$12,008	$5,083	$28,199	$12,771

	Three Months Ended		Twelve Months Ended
Cash Flow and Other Data	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Operating Cash Flow	$35,163	$61,010	$102,625	$162,420
Less: Capital Expenditures (h)	(12,008)	(5,083)	(28,199)	(12,771)
Free Cash Flow (a)	$23,155	$55,927	$74,426	$149,649

Depreciation and Amortization Expense	$8,549	$9,705	$34,936	$34,302

Balance Sheet Data	December 31, 2022	January 1, 2022
Assets
Cash, Cash Equivalents, and Restricted Cash	$79,725	$94,161
Accounts Receivable, net	130,297	117,209
Inventories	163,672	134,356
Contract Assets	14,898	8,626
Property, Plant, and Equipment, net	118,855	107,989
Intangible Assets	175,645	199,343
Goodwill	385,455	396,887
Other Assets	81,334	73,641
	$1,149,881	$1,132,212
Liabilities and Stockholders' Equity
Accounts Payable	$58,060	$59,250
Debt Obligations	199,219	264,597
Other Borrowings	1,942	4,917
Other Liabilities	235,089	237,832
Total Liabilities	494,310	566,596
Stockholders' Equity	655,571	565,616
	$1,149,881	$1,132,212

-more-

Kadant Reports Fourth Quarter and Fiscal 2022 Results
February 15, 2023

	Three Months Ended		Twelve Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Consolidated
Net Income Attributable to Kadant	$26,079	$24,157	$120,928	$84,043
Net Income Attributable to Noncontrolling Interest	130	203	802	838
Provision for Income Taxes	10,831	5,919	43,906	27,171
Interest Expense, Net	1,903	1,233	5,574	4,554
Other Expense, Net	12	33	72	104
Operating Income	38,955	31,545	171,282	116,710
Gain on Sale (b)	—	(515)	(20,190)	(515)
Acquisition Costs	182	1,036	668	3,655
Indemnification Asset Reversals (g)	741	—	1,316	—
Impairment and Restructuring Costs	1,080	980	1,334	980
Acquired Backlog Amortization (c)	—	635	703	1,326
Acquired Profit in Inventory Amortization (d)	—	2,068	(218)	4,284
Adjusted Operating Income (a)	40,958	35,749	154,895	126,440
Depreciation and Amortization	8,549	9,070	34,233	32,976
Adjusted EBITDA (a)	$49,507	$44,819	$189,128	$159,416
Adjusted EBITDA Margin (a,i)	21.3%	20.5%	20.9%	20.3%

Flow Control
Operating Income	$22,636	$13,610	$89,942	$65,509
Acquisition Costs	—	967	472	2,710
Indemnification Asset Reversals (g)	741	—	741	—
Impairment and Restructuring Costs	496	980	568	980
Acquired Backlog Amortization (c)	—	46	—	399
Acquired Profit in Inventory Amortization (d)	—	1,236	(218)	3,082
Adjusted Operating Income (a)	23,873	16,839	91,505	72,680
Depreciation and Amortization	2,306	2,494	9,179	7,967
Adjusted EBITDA (a)	$26,179	$19,333	$100,684	$80,647
Adjusted EBITDA Margin (a,i)	28.7%	24.8%	28.8%	27.9%

Industrial Processing
Operating Income	$18,760	$22,120	$89,754	$66,569
Gain on Sale (b)	—	(515)	(20,190)	(515)
Acquisition Costs	—	50	—	163
Indemnification Asset Reversal (g)	—	—	575	—
Impairment and Restructuring Costs	584	—	766	—
Acquired Backlog Amortization (c)	—	—	—	60
Adjusted Operating Income (a)	19,344	21,655	70,905	66,277
Depreciation and Amortization	3,099	3,325	12,575	13,407
Adjusted EBITDA (a)	$22,443	$24,980	$83,480	$79,684
Adjusted EBITDA Margin (a,i)	24.9%	26.2%	23.6%	24.2%

Material Handling
Operating Income	$6,154	$4,602	$27,644	$17,543
Acquisition Costs	182	19	196	782
Acquired Backlog Amortization (c)	—	589	703	867
Acquired Profit in Inventory Amortization (d)	—	832	—	1,202
Adjusted Operating Income (a)	6,336	6,042	28,543	20,394
Depreciation and Amortization	3,120	3,221	12,382	11,474
Adjusted EBITDA (a)	$9,456	$9,263	$40,925	$31,868
Adjusted EBITDA Margin (a,i)	18.6%	20.5%	20.3%	18.9%

-more-

Kadant Reports Fourth Quarter and Fiscal 2022 Results
February 15, 2023

		Three Months Ended		Twelve Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (continued) (a)		December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Corporate
	Operating Loss	$(8,595)	$(8,787)	$(36,058)	$(32,911)
	Depreciation and Amortization	24	30	97	128
	EBITDA (a)	$(8,571)	$(8,757)	$(35,961)	$(32,783)

(a)	Represents a non-GAAP financial measure.

(b)	Includes a $20.2 million pre-tax gain on the sale of a building in the twelve months ended December 31, 2022 related to the sale of a Chinese facility in our Industrial Processing segment pursuant to a relocation plan.

(c)	Represents intangible amortization expense associated with acquired backlog.

(d)	Represents expense (income) within cost of revenue associated with amortization of acquired profit in inventory.

(e)	Represents the increase (decrease) resulting from the exclusion of acquisitions and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(f)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(g)	Represents indemnification asset reversals related to the release of tax reserves associated with uncertain tax positions.

(h)	Includes $5.0 million and $10.4 million in the three and twelve months ended December 31, 2022, respectively, related to the construction of a new manufacturing facility in China.

(i)	Calculated as adjusted EBITDA divided by revenue in each period.

About Kadant
Kadant Inc. is a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing. The Company’s products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries. Kadant is based in Westford, Massachusetts, with approximately 3,100 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the fiscal year ended January 1, 2022 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; health epidemics; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybertheft; implementation of our internal growth strategy; supply chain constraints, inflationary pressure, price increases and shortages in raw materials; competition; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; loss of key personnel and effective succession planning; protection of intellectual property; climate change; adequacy of our
-more-

Kadant Reports Fourth Quarter and Fiscal 2022 Results
February 15, 2023

insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; substitution of an alternative index for LIBOR; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com
###